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                                                                    EXHIBIT 23.4



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 (No. 333-69166) and related Prospectus of Magna Entertainment Corp for the distribution on a delayed or continuous basis of up to 1,951,947 shares of its Class A Subordinate Voting Stock upon the redemption or exchange of exchangeable shares of Magna Entertainment Corp.'s Canadian subsidiary, MEC Holdings (Canada) Inc. and up to 868,626 shares of its Class A Subordinate Voting Stock and to the incorporation by reference therein of our report dated June 14, 2001 with respect to the financial statements of Sport Broadcasting Inc.



                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          Chartered Accountants

May 31, 2002
 Toronto, Canada